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                                                                      EXHIBIT 99
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[TELXON LOGO]
                                                                    NEWS RELEASE

                      TELXON ANNOUNCES NEW CREDIT FACILITY
               REFINANCES EXISTING FACILITY WITH NEW $100 MILLION
                         SENIOR SECURED CREDIT FACILITY

         AKRON, OHIO, August 30, 1999 - Telxon Corporation (Nasdaq: TLXN), a world leader in delivering quality, innovative solutions for mobile information and wireless communications systems, announced today that it has successfully completed the refinancing of its existing revolving credit agreement and business purpose revolving promissory note with a new $100 million senior secured credit facility provided by Foothill Capital Corporation. Funding of the new facility and repayment of the existing facility was completed earlier today.

         John W. Paxton, Sr., Telxon's Chairman and CEO, said, "As I had indicated previously, I remain confident that the new credit facility from Foothill will provide Telxon with the financial resources necessary to achieve our strategic objectives and execute our underlying operational plan."

         Borrowings under the revolving loan provisions of the new facility will be subject to availability based on qualifying accounts receivable and inventory, reduced by amounts borrowed under the facility's term loan features and amounts outstanding under letters of credit. The facility has three term loan features. The first, a ten year term loan, has a limit of $6 million, based on a percentage of the liquidation value of the company's machinery and equipment. The two remaining term loans, $10 million for a three year term and $30 million, which must be reduced to $10 million by December 26, 1999 and repaid in full by October 2000, are limited to specified percentages of the market value of capital stock owned by the company in its former Aironet Wireless Communications, Inc. subsidiary (Nasdaq: AIRO). Additional details regarding the new credit facility will be available upon the company's filing of the loan agreement as part of a Form 8-K with the SEC.

 Telxon Corporation/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
                  800.800.8001/Fax 330.664.2058/www.telxon.com


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         Telxon Corporation is a leading global designer and manufacturer of wireless and mobile information systems for vertical markets. The company integrates advanced mobile computing and wireless data communication technology with a wide array of peripherals, application-specific software and global customer services for its customers in more than 60 countries. Telxon's website address is www.telxon.com.

         Other than the historical financial information discussed above, this news release constitutes forward-looking statements that are inherently subject to risks and uncertainties which could cause Telxon's actual results or other future events pertaining to the company to differ materially from the forward-looking statements. The important factors affecting the realization of those results or the occurrence of those events include, without limitation, the adequacy of the company's internal and external sources of working capital, the company's ability to meet its loan repayment obligations under its new credit facility, the ability of the company's executive management to successfully implement its plan to stabilize and grow the company, and the level of customer demand for the company's products, as well as general and industry-specific economic conditions, competitive pressures and rapid technological change. Reference should be made to the discussion of these and other factors affecting Telxon's business and results as included from time to time in the company's filings with the Securities and Exchange Commission.


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For more information:
Alex L. Csiszar
Vice President, Investor and Public Relations
Telxon Corporation
(330) 664-2961